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                                                                     Exhibit 4.7

                         MANUFACTURERS' SERVICES LIMITED

                            FIRST AMENDMENT AGREEMENT
                                   AND CONSENT


                  This FIRST AMENDMENT AGREEMENT AND CONSENT (this "AMENDMENT AGREEMENT") is dated as of September 29, 2000 and entered into by and among Manufacturers' Services Limited, a Delaware corporation ("COMPANY"), the financial institutions listed on the signature pages hereof ("LENDERS"), DLJ Capital Funding, Inc., as syndication agent (in such capacity, "SYNDICATION AGENT"), ABN AMRO Bank N.V. and Barclays Bank PLC as co-documentation agents for Lenders (in such capacity, "DOCUMENTATION AGENTS") and Bank of America, N.A., as administrative agent (in such capacity, "ADMINISTRATIVE AGENT"), as letter of credit issuing bank (in such capacity, "ISSUING LENDER") and as collateral agent (in such capacity, "COLLATERAL AGENT") and is made with reference to that certain Credit Agreement dated as of August 17, 2000 (the "ORIGINAL CREDIT AGREEMENT") by and among Company, the lenders listed on the signature pages thereof, Administrative Agent, Collateral Agent, Issuing Lender, Syndication Agent and Documentation Agents. Capitalized terms used herein without definition shall have the same meanings herein as set forth in the First Amended and Restated Credit Agreement (as defined below).

                                    RECITALS

                  WHEREAS, Company and Lenders desire, subject to the terms and conditions hereinafter set forth, to amend and restate the Original Credit Agreement (together with all schedules and exhibits thereto) in its entirety in the form of the First Amended and Restated Credit Agreement:

                  NOW, THEREFORE, in consideration of the premises and the agreements, provisions and covenants herein contained, the parties hereto agree as follows:

         SECTION 1.        AMENDMENT AND RESTATEMENT OF ORIGINAL CREDIT
AGREEMENT

                  On the First Amended and Restated Credit Agreement Effective Date (as defined below), the Original Credit Agreement (including all schedules and exhibits thereto) shall be and is hereby amended and restated to read in its entirety as set forth in ANNEX A hereto (as set forth in such ANNEX A, the "FIRST AMENDED AND RESTATED CREDIT AGREEMENT"), and as so amended and restated is hereby ratified, approved and confirmed in each and every respect. The rights and obligations of the parties to the Original Credit Agreement with respect to the period prior to the First Amended and Restated Credit Agreement Effective Date shall not be affected by such amendment and restatement.

         SECTION 2.        CONSENT

                  Subject to the terms and conditions set forth herein and in reliance on the representations and warranties of Company herein contained, Lenders hereby consent (a) to


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the incurrence of the Acquisition Term Loans by Company and (b) to the terms of the Acquisition and agree that (i) Acquisition Term Loans are not Indebtedness for purposes of subsection 2.4A(iii)(c) and (ii) Company's and its Subsidiaries' ability to incur Indebtedness, increase Commitments or make acquisitions after the First Amendment Effective Date pursuant to the terms of the First Amended and Restated Credit Agreement (including subsection 2.10 thereof) shall not be affected by this Consent, the Acquisition or the incurrence of the Acquisition Term Loans.

         SECTION 3.        LIMITATION OF CONSENT

                  Without limiting the generality of the provisions of subsection 11.6 of the Credit Agreement, the consent set forth in Section 2 shall be limited precisely as written and is provided solely with respect to the incurrence of the Acquisition Term Loans and the Acquisition in the manner and to the extent described above, and nothing in this Amendment shall be deemed to constitute a waiver of compliance by Company with respect to (i) subsection 2.10, 7.1, 7.3 or 7.6 of the Credit Agreement in any other instance or (ii) any other term, provision or condition of the Credit Agreement or any other instrument or agreement referred to therein.

                  Except as expressly set forth herein, the terms, provisions and conditions of the Credit Agreement and the other Loan Documents shall remain in full force and effect and in all other respects are hereby ratified and confirmed.

         SECTION 4.        CONDITIONS TO EFFECTIVENESS

                  Section 1 and Section 2 of this Amendment Agreement shall become effective only upon the satisfaction on or prior to September 29, 2000 of all of the following conditions precedent and the conditions set forth in
Section 5E hereof (the date of satisfaction of such conditions being referred to herein as the "FIRST AMENDED AND RESTATED CREDIT AGREEMENT EFFECTIVE DATE"):

         A. On or before the First Amended and Restated Credit Agreement Effective Date, Company shall deliver to Administrative Agent the following, each, unless otherwise noted, dated the First Amended and Restated Credit Agreement Effective Date:

                  (i) Resolutions of the Board of Directors of Company, approving and authorizing the execution, delivery, and performance of this Amendment Agreement and the Acquisition, certified as of the First Amended and Restated Credit Agreement Effective Date by its corporate secretary or an assistant secretary as being in full force and effect without modification or amendment;

                  (ii) Signature and incumbency certificates of the officers of Company executing this Amendment Agreement; and

                  (iii) A copy of the Acquisition Agreement, as executed by the parties thereto, which shall be reasonably satisfactory in form and substance to the Agents and their counsel, and which shall be certified by an officer of Company as being a true and correct copy thereof.


                                       2

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         B.       Each of the Agents shall have received executed counterparts of this Amendment Agreement, duly executed and delivered on behalf of (a) each of the Requisite Lenders and (b) each Lender that has an Acquisition Term Loan Commitment.

         C. All documents executed or submitted in connection with the transactions contemplated hereby by or on behalf of Company or any of its Subsidiaries shall be reasonably satisfactory in form and substance to each of the Agents and their counsel; each of the Agents and their counsel shall have received all information, approvals, opinions, documents or instruments that each of the Agents or their counsel shall have reasonably requested.

         SECTION 5.        COMPANY'S REPRESENTATIONS AND WARRANTIES

                  In order to induce Lenders to enter into this Amendment Agreement and to amend and restate the Original Credit Agreement as described herein, Company represents and warrants to each Lender that the following statements are true, correct and complete on and as of the First Amended and Restated Credit Agreement Effective Date:

         A. CORPORATE POWER AND AUTHORITY. Each of Company and each of its Subsidiaries has all requisite corporate power and authority to enter into this Amendment Agreement and to carry out the transactions contemplated by, and perform its obligations under, the First Amended and Restated Credit Agreement.

         B. AUTHORIZATION OF AGREEMENTS. The execution and delivery of this Amendment Agreement and the performance of the First Amended and Restated Credit Agreement have been duly authorized by all necessary corporate action on the part of each of Company and each of its Subsidiaries.

         C. PERFORMANCE OF ORIGINAL CREDIT AGREEMENT. As of the First Amended and Restated Credit Agreement Effective Date, Company has performed all material agreements to be performed on its part as set forth in the Original Credit Agreement, unless performance of any such agreement has been previously waived.

         D. NO CONFLICT. The execution, delivery and performance by each of Company and each of its Subsidiaries of this Amendment Agreement and the performance by Company of the First Amended and Restated Credit Agreement do not and will not (i) violate any provision of (a) any law or any governmental rule or regulation applicable to Company or any of its Subsidiaries, (b) the Organizational Documents of Company or any of Company's Subsidiaries or (c) any order, judgment or decree of any court or other Government Authority binding on Company or any of Company's Subsidiaries, (ii) conflict with, result in a breach of or constitute a default under any Contractual Obligation of Company or any of its Subsidiaries, (iii) result in or require the creation or imposition of any Lien upon any of the properties or assets of Company or any of Company's Subsidiaries (other than Liens created under any of the Loan Documents in favor of Administrative Agent on behalf of Lenders), or (iv) require any approval of stockholders or any approval or consent of any Person under any Contractual Obligation of Company or any of Company's Subsidiaries, except for such approvals or consents which will be obtained on or before the date of the First Amended and


                                       3

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Restated Credit Agreement Effective Date, except in each case, to the extent such violation, conflict, lien or failure to obtain such approval or consent could not reasonably be expected to have a Material Adverse Effect.

         E. GOVERNMENTAL CONSENTS. The execution, delivery and performance by each of Company and each of its Subsidiaries of this Amendment Agreement and the performance by Company of the First Amended and Restated Credit Agreement do not and will not require any registration with, consent or approval of, or notice to, or other action to, with or by, any federal, state or other Governmental Authority other than any such registrations, consents, approvals, notices or other actions (x) that have been made, obtained or taken on or prior to the date on which such registrations, consents, approvals, notices or other actions are required to be made, obtained or taken, as the case may be, and are in full force and effect or (y) the failure of which to make, obtain or take has not had and could not reasonably be expected to have a Material Adverse Effect.

         F. BINDING OBLIGATION. This Amendment Agreement has been duly executed and delivered by each Loan Party that is a party hereto, and each of this Amendment Agreement and the First Amended and Restated Credit Agreement is the legally valid and binding obligation of such Loan Party, enforceable against such Loan Party in accordance with its respective terms, subject to bankruptcy, insolvency, reorganization, moratorium and other similar laws relating to or affecting creditors' rights generally or by equitable principles relating to enforceability.

         G. INCORPORATION OF REPRESENTATIONS AND WARRANTIES FROM CREDIT AGREEMENT. The representations and warranties contained in Section 5 of the First Amended and Restated Credit Agreement are true, correct and complete in all material respects on and as of the First Amended and Restated Credit Agreement Effective Date to the same extent as though made on and as of that date, except to the extent such representations and warranties specifically relate to an earlier date, in which case they were true, correct and complete in all material respects on and as of such earlier date.

         H. ABSENCE OF DEFAULT. No event has occurred and is continuing or will result from the consummation of the transactions contemplated by this Amendment Agreement that would constitute an Event of Default or a Potential Event of Default.

         SECTION 6.        ACQUISITION TERM LOAN LENDERS

                  Upon their execution and delivery of this Amendment Agreement and the effectiveness of this Amendment Agreement pursuant to its terms, the financial institutions identified on the signature pages hereto as Acquisition Term Loan Lenders shall become parties to the First Amended and Restated Credit Agreement and Lenders for all purposes under the First Amended and Restated Credit Agreement.

         SECTION 7.        ACKNOWLEDGEMENT AND CONSENT

                  Each Subsidiary Guarantor hereby acknowledges that it has reviewed the terms and provisions of the Original Credit Agreement and this Amendment Agreement and consents to the amendment and restatement of the Original Credit Agreement effected


                                       4

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pursuant to this Amendment Agreement (including without limitation, the incurrence of the Acquisition Term Loans by Company, which increases the obligations guarantied by Subsidiary Guarantors). Each Subsidiary Guarantor hereby confirms that the Subsidiary Guaranty will continue to guaranty to the fullest extent possible the payment and performance of all "Guarantied Obligations" as such term is defined in the Subsidiary Guaranty, including without limitation the payment and performance of all such "Guarantied Obligations" in respect of the Obligations of Company now or hereafter existing under or in respect of the First Amended and Restated Credit Agreement.

                  Each Subsidiary Guarantor acknowledges and agrees that (i) notwithstanding the conditions to effectiveness set forth in this Amendment Agreement, such Subsidiary Guarantor is not required by the terms of the Original Credit Agreement or any other Loan Document to consent to the amendments to the Original Credit Agreement effected pursuant to this Amendment Agreement and (ii) nothing in the Original Credit Agreement, this Amendment Agreement or any other Loan Document shall be deemed to require the consent of such Subsidiary Guarantor to any future amendments to the Original Credit Agreement.

         SECTION 8.        MISCELLANEOUS

         A. REFERENCE TO AND EFFECT ON THE ORIGINAL CREDIT AGREEMENT AND THE OTHER LOAN DOCUMENTS.

                  (i) On and after the First Amended and Restated Credit Agreement Effective Date, each reference in the other Loan Documents to the "Credit Agreement", "thereunder", "thereof" or words of like import referring to the Original Credit Agreement shall mean and be a reference to the First Amended and Restated Credit Agreement.

                  (ii) The execution, delivery and performance of this Amendment Agreement shall not, except as expressly provided herein, constitute a waiver of any provision of, or operate as a waiver of any right, power or remedy of Agent or any Lender under, the Original Credit Agreement or any of the other Loan Documents.

         B.       FEES AND EXPENSES.

                  (i) On the later of (a) the date of consummation of the Acquisition or (b) October 2, 2000, Company shall pay to each Lender (other than the Acquisition Term Loan Lenders) executing this Amendment Agreement a fee equal to .125% of the Commitment of such Lender.

                  (ii) Company acknowledges that all costs, fees and expenses as described in subsection 11.2 of the Original Credit Agreement incurred by Agents and their counsel with respect to this Amendment Agreement and the documents and transactions contemplated hereby shall be for the account of Company.

         C. HEADINGS. Section and subsection headings in this Amendment Agreement are included herein for convenience of reference only and shall not constitute a part of this Amendment Agreement for any other purpose or be given any substantive effect.


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         D.       APPLICABLE LAW. THIS AMENDMENT AGREEMENT AND THE RIGHTS AND
OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF NEW YORK (INCLUDING WITHOUT LIMITATION SECTION 5-1401 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK), WITHOUT REGARD TO CONFLICTS OF LAWS PRINCIPLES.

         E. COUNTERPARTS; EFFECTIVENESS. This Amendment Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed an original, but all such counterparts together shall constitute but one and the same instrument; signature pages may be detached from multiple separate counterparts and attached to a single counterpart so that all signature pages are physically attached to the same document. This Amendment Agreement (other than Section 1 hereof, the effectiveness of which is governed by Section 4 hereof) shall become effective upon the execution of a counterpart hereof by Company, Requisite Lenders, Syndication Agent, Administrative Agent, and the Subsidiary Guarantors and receipt by Company and Agent of written or telephonic notification of such execution and authorization of delivery thereof.



                  [Remainder of page intentionally left blank.]


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                  IN WITNESS WHEREOF, the parties hereto have caused this
Amendment Agreement to be duly executed and delivered by their respective officers thereunto duly authorized as of the date first written above.




COMPANY:                           MANUFACTURERS' SERVICES LIMITED


                                   By:__________________________________________

                                   Title:_______________________________________

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ADMINISTRATIVE AND
COLLATERAL AGENT:                  BANK OF AMERICA, N.A.
                                   as Administrative Agent and as Collateral
                                   Agent


                                   By:__________________________________________

                                   Title:_______________________________________

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LENDERS:                           BANK OF AMERICA, N.A.,
                                   individually and as Issuing Lender


                                   By:__________________________________________

                                   Title:_______________________________________

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                                   DLJ CAPITAL FUNDING, INC.,
                                   individually and as Syndication Agent


                                   By:__________________________________________

                                   Title:_______________________________________

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                                   ABN AMRO BANK N.V.


                                   By:__________________________________________

                                   Title:_______________________________________

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                                   THE BANK OF NOVA SCOTIA


                                   By:__________________________________________

                                   Title:_______________________________________

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                                   BARCLAYS BANK PLC


                                   By:__________________________________________

                                   Title:_______________________________________

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                                   THE CHASE MANHATTAN BANK


                                   By:__________________________________________

                                   Title:_______________________________________

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                                   CITIZENS BANK OF MASSACHUSETTS


                                   By:__________________________________________

                                   Title:_______________________________________

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                                   ERSTE BANK, NEW YORK BRANCH


                                   By:__________________________________________

                                   Title:_______________________________________

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                                   GMAC CC COMMERCIAL CREDIT LLC


                                   By:__________________________________________

                                   Title:_______________________________________


                                      S-11

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                                   IBM CREDIT CORPORATION


                                   By:__________________________________________

                                   Title:_______________________________________


                                      S-12

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                                   THE PROVIDENT BANK


                                   By:__________________________________________

                                   Title:_______________________________________


                                      S-13

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                                   UPS CAPITAL CORPORATION


                                   By:__________________________________________

                                   Title:_______________________________________


                                      S-14

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                                   TEXTRON FINANCIAL CORPORATION


                                   By:__________________________________________

                                   Title:_______________________________________


                                      S-15

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ACQUISITION TERM
LOAN LENDERS:                      DLJ CAPITAL FUNDING, INC.

                                   By:__________________________________________

                                   Title:_______________________________________


                                      S-16

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                                   BANK OF AMERICA, N.A.


                                   By:__________________________________________

                                   Title:_______________________________________


                                      S-17

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GUARANTORS:                        MANUFACTURERS' SERVICES LIMITED


                                   By:__________________________________________

                                   Title:_______________________________________


                                   MANUFACTURERS' SERVICES
                                   CENTRAL U.S. OPERATIONS, INC.


                                   By:__________________________________________

                                   Title:_______________________________________




                                   MANUFACTURERS' SERVICES
                                   WESTERN U.S. OPERATIONS, INC

                                   By:__________________________________________

                                   Title:_______________________________________


                                   MANUFACTURERS' SERVICES SALT
                                   LAKE CITY OPERATIONS, INC.

                                   By:__________________________________________

                                   Title:_______________________________________




                                   MSL SPV SPAIN, INC.

                                   By:__________________________________________

                                   Title:_______________________________________




                                   MSL/QUALITRONICS, INC.

                                   By:__________________________________________

                                   Title:_______________________________________


                                      S-18

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                                     ANNEX A

                   FIRST AMENDED AND RESTATED CREDIT AGREEMENT

                                 [SEE ATTACHED]


                                      A-1